Exhibit 99.1

[GLOBAL ENTERTAINMENT LOGO]
                                                For Further Information Contact:
                      NEWS RELEASE                   Richard Kozuback, President
                                                Global Entertainment Corporation
                                                                    480-994-0772

                                                        Rudy R. Miller, Chairman
                                                                The Miller Group
                                              Investor Relations for the Company
                                                                    602-225-0505
                                                         geco@themillergroup.net


Global Entertainment Corporation
4909 East McDowell Road, Suite 104
Phoenix, Arizona 85008-4293
480-994-0772
www.globalentertainment2000.com


   Global Entertainment Corporation Subsidiary Adds New Hockey Franchise Owner
                               in Youngstown, Ohio

PHOENIX,  ARIZONA, NOVEMBER 18, 2004 -- GLOBAL ENTERTAINMENT CORPORATION (OTCBB:
GECO) - an integrated entertainment company, held a press conference in Youngstown, Ohio to introduce Herb Washington, a prominent Youngstown businessman, as a new franchise owner for the Central Hockey League (CHL), which is operated by WPHL, Inc. (WPHL), a subsidiary of Global Entertainment. The addition of the Youngstown franchise brings to 18 the total number of franchises operating under the CHL banner. The Youngstown franchise will begin play in the Fall of 2005 at the state-of-the art Youngstown Convocation Center, a multi-purpose event center that is currently under development by International Coliseums Company (ICC), a subsidiary of Global Entertainment. For additional information on the facility visit: www.ytownconvocationcenter.com.

Mr. Washington, a highly successful businessman, currently owns and operates 21 McDonald's franchises, and is a former recipient of the prestigious Gerry Newman Award (presented annually to an individual who demonstrates integrity, loyalty, fairness and compassion) from the restaurant chain. Mr. Washington is a former collegiate All-American athlete. He played major league baseball for the Oakland Athletics, winning a World Series title in the 1973 season, and is a member of the Michigan State University Hall of Fall.

"We are very fortunate to welcome an individual of this caliber to the Central Hockey League," said CHL president Brad Treliving. "With Mr. Washington's well documented business and athletic expertise, coupled with his strong commitment to the Youngstown area, we are confident he will serve as an excellent franchise owner."

Rick Kozuback, president and chief executive officer of Global Entertainment stated, "Our participation in the re-development of the Youngstown downtown area provides a two-fold benefit with the development of the event center by our ICC division and the addition of a new hockey franchise through our WPHL division. Our success in the Youngstown market provides a broader base from which we can cross-market the diverse services of our family of companies on a national basis."

                                                                         more...

Global Entertainment Corporation Subsidiary Adds New Hockey Franchise Owner in Youngstown, Ohio
November 18, 2004
Page 2


Global Entertainment Corporation is an integrated entertainment company, arena development, and licensing company with five subsidiaries that include: WPHL, INC., through a joint operating agreement with the Central Hockey League (CHL), is the operator and franchisor of professional minor league hockey teams in seven states; International Coliseums Company, a project manager for arena development and responsible for management agreements associated with arena facility operations; Global Entertainment Marketing Systems that pursues licensing and marketing opportunities related to the Company's sports management and arena developments and operations; Global Entertainment Ticketing (GetTix.net), an in-house ticketing company for sports and entertainment venues; and Cragar Industries, Inc., the licensor for CRAGAR, its nationally recognized, branded automotive wheels and products.

     Certain statements in this release may be "forward-looking statements" within the meaning of The Private Securities Litigation Reform Act of 1995. These forward-looking statements may include projections of matters that affect revenue, operating expenses or net earnings; projections of capital expenditures; projections of growth; hiring plans; plans for future operations; financing needs or plans; plans relating to the company's products and services; and assumptions relating to the foregoing.

     Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking information.

     Some of the important factors that could cause the company's actual results to differ materially from those projected in forward-looking statements made by the company include, but are not limited to, the following: intense competition within the sports and entertainment industries, past and future acquisitions, expanding operations into new markets, risk of business interruption, management of rapid growth, need for additional financing, changing consumer demands, dependence on key personnel, sales and income tax uncertainty and increasing marketing, management, occupancy and other administrative costs.

     These factors are discussed in greater detail in the company's Annual Report on Form 10-KSB for the year ended May 31, 2004, as filed with the Securities and Exchange Commission.


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